Exhibit 99.1

                               Carrollton Bancorp
                              Shareholders Meeting
                                  May 15, 2007

Now that we have completed the business of the 2006 Annual Meeting of the Shareholders, I would like once more to welcome you on behalf of Carrollton Bancorp's management and the company's Board of Directors - whose members join me here today. We appreciate your continued support for our company.

Jim, thank you for your report on 2006 results. I would like on this occasion to focus on 2007 and beyond, but before doing so a few words regarding 2006. The company was affected by both internal and external factors. Internally, the company experienced a check kiting scheme perpetrated by a devious commercial client that affected our company as well as other banks in the area. The effects of the scheme dampened a good year, but we were able to overcome the loss and post our 2nd straight record core earnings year for your company. Operationally, we took action to implement appropriate procedures to significantly reduce the possibility of a recurrence. It was an expensive crime, but we are exploring every legal means to collect all of the money stolen from our shareholders.

In the third quarter of 2006, the Bank elected to discontinue servicing money service businesses. The Bank Secrecy Act and its requirements makes dealing with MSB's a regulatory headache for all community banks, and we are no different. Unfortunately, MSB's amounted to approximately $600,000 of fee income in 2006, the absence of which will obviously have an impact on fee income for 2007.

Outside of the community, the inverted yield curve has caused compression of the company's net interest margin, but, not to the point of most of our competitors. Your Company has a strong core business, but, we must improve operating efficiencies. This will be the main topic of talk today.

Even with all of these internal and external factors affecting our business, our dedicated team was marching toward it's a common goal achieving consistent level of performance our shareholders deserve. 2007 will be a year where fee income will shrink as a result of point of sale revenue decreasing, the elimination of money service businesses, and the tightening of the mortgage market and secondary market makers. Again, we must become more efficient to offset the loss of fee income. In addition, tomorrow a new branch will open, located on the corner of Scott Adam and York Roads in Cockeysville, Maryland. This branch will have a positive long term impact on earnings, but, unfortunately, in the short term it will increase our operating expenses, which are at a level where change is needed.

To that end, before speaking about 2007 and beyond, I first propose a brief look at the company's current strengths and weaknesses and what we, as a team, need to accomplish in the immediate future. First, the strengths of our organization in no special order:
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1.   A customer base that is loyal; however, we have to continue to improve to meet their needs as well as to attract new and more diversified clients.

2. The best commercial lending and credit department team of any community bank in Baltimore

3.   A well capitalized balance sheet.

4. A strong and diverse fee income base featuring significant revenue from POS, CMSI and CFS; and,

5. A solid loan portfolio with historic low delinquency rates and below industry non-performing loans.

6. In the aggregate, these characteristics add up to one of our organization's principal strengths; the Company's core business is strong.

These are a few strengths of your Company; the weaknesses are few, but, the two most obvious weaknesses are:

1.   The Company's efficiency ratio is to high; and,

2.   The Company's geographic dispersion of branches.

The strengths of our Company have been hard earned, and we work diligently and continuously to preserve them. They are an important reason for our past successes, and they will not be taken for granted. However, our ability to grow and improve going forward will rely upon our success in addressing our weaknesses. Hence, I want now to discuss the weaknesses and to let our shareholders know of some of the steps your Board of Directors and Management team will be taking to correct these weaknesses.

In order for our Company to grow in 2007 and beyond, we must focus on three areas, which I will characterize as "business opportunities". I will expand on these three business opportunities and how they will, in turn, allow us to address the Company's weaknesses of operating inefficiencies and branch dispersion. These three "business opportunities" are:

1.   Organic Growth

2.   Growth by acquisition

3.   Reducing operating expenses

Organic Growth
--------------
The strongest companies are those that have the resources, knowledge, judgment and skills to pursue multiple paths for growth. For the past five years, we have focused primarily on achieving organic growth in both loans and deposits. For loans, we have been extremely successful in building a commercial lending portfolio exceeding $200 million. We have also been successful at originating residential mortgages both for our portfolio and to sell to investors. We haven't been successful in originating consumer loans, in particular, home equity lines and loans. The Company will continue to focus and grow commercial lending; but will apply more resources - financial, training, and human capital
- to grow our consumer lending portfolio. The plan is to have well trained associates with extremely competitive products to help the Company grow consumer loans organically and create a consumer lending sales culture that will compliment our mainstay, Commercial Lending. Through process improvements, increasing customer satisfaction, product innovation, and training we'll create a competitive playing field for our Associates.

Growing deposits organically has become more and more difficult because of increased competition of non-financial intermediaries within our market place. It is difficult for a community bank to compete for deposits with these organizations.

Over the past five years we have achieved a compounded annual growth rate of 5%. This was despite the planned elimination of $35 million of brokered certificates of deposits. If we did not deliberately let those run off, the Company would have experienced an 8% CAGR consistent with high performing banks. Last year, our deposit growth rate was 16%. What did we do differently? Simply put, we became more aggressive in our pricing. This will put more pressure on our net interest margin, but, we have to continue to price correctly and we need to
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offer services and products that make everybody want to bank with Carrollton
Bank. This is easier said than done. We do offer the products and services for both consumer and commercial clients, but, always had to overcome the biggest organic obstacle for any community bank and that is..."you don't have a branch near us." With online banking, bill pay, direct deposit and funds transfer availability; we can significantly reduce or eliminate that age old obstacle for consumers. For our commercial clients, remote deposit capture will eliminate their need to be physically located near one of our branches. With remote deposit capture, a commercial customer can make deposits from his desk, receive notification that the deposit has been made, and provide the Bank with an electronic image of the deposit for safe keeping. It is a very simple process which will limit the branch barriers of community banks and expand our market share without incurring the typical drains on earnings associated with actual physical expansion. We, as bankers, rarely find ourselves facing a new frontier, which affects our business in so fundamental a way. The first wave of demand for remote deposit capture will be from companies that value highly the convenience of not having to deliver checks to a branch. Property managers, attorneys' and doctors' offices, all, regardless of location, can become potential new customers for the Bank. The Company is finalizing remote deposit capture testing and will be able to start offering it within the next 45-days. We are expecting significant organic growth through this product.

Growth by Acquisition
---------------------
The Company has always been selective in its approach to acquisitions. Five to ten percent growth annually does not satisfy management nor should it make our shareholders satisfied. The Company is actively pursuing identifying acquisitions. We have made contacts, but, the process is long and success will hinge on what is right and equitable for our shareholders. Please understand, we are in the market to acquire if the deal is right. Our fundamental criteria for acquisitions include two important requirements; the potential for above average growth; and the ability of the acquisition to yield measurable improved efficiency. An acquisition must complement our existing company and offer expense savings that will aid in reducing operating inefficiencies. The Company's Management team and Board of Directors will focus first and foremost on financial improvements for the Bank when undertaking an acquisition opportunity. If financial improvements can not be made, the company will not pursue an acquisition.

Finally, reducing operating expenses
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No doubt, improvement is needed. We finished 2006 with an efficiency ratio of
75%. That is not good enough. We need to reduce that number to the low to mid sixties. We must cut costs and increase efficiencies. That means every department and branch of the Company needs to be closely evaluated for cost savings and inefficiencies, and it needs to be done immediately. The Company is in the early stages of putting together a plan to reduce operating expenses. Some of the items under consideration and review are:

1. The Company's branch structure. The Company has five branches with deposits less than $20 million. Each branch and/or area will be analyzed to determine the potential growth or lack there of and a plan will be put into place to address these low performing branches. From consolidation to sale of branches, everything will be considered when analyzing our branch network with the ultimate goal to reduce operating efficiencies and non-interest expenses.

2. We are reviewing staffing and will make adjustments where customer service will not suffer.

3. Branch capture, potential outsourcing of proof and normal staff reduction through attrition will lead to improved efficiencies. These are only a few example of the initiatives which will lead us to reductions in non-interest expenses. No doubt, the time is here to become a lean and efficient entity. Something we have learned over the course of our eventful 104 year history is that it is never easy to anticipate exactly what the future has in store. But we can draw on plenty of experience from the past. So, I am confident that we will have the right organizational structure and the right strategy.

These are only a few example of the initiatives which will lead us to reductions in non-interest expenses. No doubt, the time is here to become a lean and efficient entity. Something we have learned over the course of our eventful 104 year history is that it is never easy to anticipate exactly what the future has in store. But we can draw on plenty of experience from the past. So, I am confident that we will have the right organizational structure and the right strategy.

Before we take any questions, I would like to recognize an associate whom I have had the pleasure to work with for 16 years and who has been with the Bank for 33 years, Ted Bootey. Ted will be retiring effective June 30, 2007 and I want to let him know how much he will be missed by me, our directors and all of our associates. Ted, we wish you well.